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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K



                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported)   April 12, 1999


                                 CHATCOM, INC.
            (Exact name of registrant as specified in its charter)


                                  California
                (State or other jurisdiction of incorporation)

              0-20462                           95-3746596
      (Commission File Number)       (I.R.S. Employer Identification No.)

              9420 Lurline Avenue                 91311
            Chatsworth, California             (Zip Code)
    (Address of principal executive offices)

                                (818) 709-1778
             (Registrant's telephone number, including area code)

                                Former Address
                         9600 Topanga Canyon Boulevard
                         Chatsworth, California 91311

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Item 5.  Other Events.
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     On April 12, 1999, ChatCom, Inc.'s ("ChatCom") received written notification from HVVR, LLC ("HVVR") that HVVR had terminated the License Agreement, dated as of August 28, 1998 between HVVR's assignors and ChatCom (the "License Agreement") under which ChatCom had received a license to the Bright Star product and technology. HVVR has alleged certain breaches of the License Agreement as its basis for terminating this agreement. However, ChatCom does not believe that it has breached the License Agreement and has advised HVVR that ChatCom still considers the License Agreement to be in full force and effect.

     ChatCom has been unsuccessful to date in raising the additional financing it immediately requires to continue its operations. Although ChatCom is in discussions with certain parties to obtain financing, ChatCom has no commitments for such financing, and there can be no assurance that any such financing will be obtained. There can be no assurance that ChatCom will prevail in its assertion that the License Agreement is still in effect, and HVVR's notice of termination of the License Agreement may have a materially adverse effect upon ChatCom's ability to raise any additional financing.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CHATCOM, INC.



Date:  April 14, 1999                      By /s/ E. CAREY WALTERS
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                                              E. Carey Walters
                                              Chief Executive Officer




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